U.S. SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549




                                FORM 8-K




                             CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES AND EXCHANGE ACT OF 1934





                              MAY 29, 2001
                            (Date of Report)

                    --------------------------------

                       Commission File No. 0-29164



                     TRI-NATIONAL DEVELOPMENT CORP.
             (Name of Small Business Issuer in its charter)



             Wyoming                              33-0741573
     (State of Incorporation)                   I.R.S. Employer
                                               Identification No.




                    480 Camino Del Rio S., Suite 140
                       San Diego, California 92108
                (Address of principal executive officers)




                             (619) 718-6370
          (Registrant's telephone number, including area code)

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ITEM 2.        OTHER EVENTS


PREVIOUS SALE

On March 28, 2001, Tri-National Development Corp. (the "Company") entered into agreements with Senior Care Industries, Inc. (OTC BB:SENC), a publicly-listed Nevada corporation ("Senior Care"), to sell certain real estate assets of the Company in exchange for $60,550,000 in convertible preferred stock of Senior Care plus Senior Care's assumption of debt in the
amount of $9,679,055 for a total of $70,229,055.   A prior 8-K has been
filed detailing these events.


TENDER OFFER

Subsequently, on May 22, 2001, Senior Care Industries, Inc. filed an initial Form TO-T with the U.S. Securities and Exchange Commission making and elaborating an offer to buy up to 51% of the outstanding common stock of Tri-National Development Corp. (OTC BB:TNAV). Said Form is incorporated by reference herein. The stock of both companies is traded on the Over the Counter Bulletin Board.

Senior Care is offering to buy up to 51% of the outstanding Common shares of Tri-National Development Corp., or approximately 20,000,000 common shares. The terms of the offer are as follows: For every three (3) shares of Tri-National common stock that are tendered, Senior Care is offering one
(1) share of Senior Care common stock plus one (1) warrant giving the holder the right at the holder's option to purchase one (1) additional share of Senior Care common stock for a period of one year by the payment of $1.00 to Senior Care.

Shareholders of the Company may tender their Tri-National common shares at any time after the date of the tender offer, May 22, 2001, up to and including August 31, 2001. It is not anticipated at this time that shareholders will be able to tender their Tri-National common shares after August 31, 2001. If a total of 51% of the common shares of Tri-National are not tendered to Senior Care by August 31, 2001, then Senior Care may at its option (a) extend the offering period, (b) accept the shares which have been tendered, or (c) opt not to accept any tendered shares. If more than 51% of the common shares of Tri-National are tendered to Senior Care by August 31, 2001, then Senior Care may at its option (a) accept the full amount tendered or (b) accept any amount between 51% and the full amount tendered by accepting a fixed and equal percentage of all blocks of shares tendered.


INSTRUCTIONS

Holders of Tri-National common shares electing to tender their shares must sign and complete a letter of transmittal which will be provided by Senior Care to Tri-National shareholders. Said letter of transmittal will allow the shareholder to designate the number of shares of Tri-National tendered under the Tender Offer. The completed letter of transmittal, together with the Tri-National common stock certificates and any other required documents must then be sent by one of the methods designated in the letter of transmittal. This package must be received by the transfer agent at the address provided on the letter of transmittal before the expiration date of August 31, 2001. Shareholders of Tri-National common stock which is held by a broker in street name will receive instructions from their broker on how to participate in this Tender Offer and effect the tendering of such shares.

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DISCLAIMER AND ADVISORY

THE TENDER OFFER IS MADE ONLY BY THE OFFERING DOCUMENTS AND PROSPECTUS AND NO INVESTMENT DECISION SHOULD BE MADE WITHOUT FIRST CAREFULLY READING ALL RELEVANT DOCUMENTS. The appropriate offering documents and prospectus will be sent to Tri-National shareholders in due course after the Securities & Exchange Commission has responded with comments to the filings by Senior Care management.

TRI-NATIONAL SHAREHOLDERS ARE ALSO ADVISED TO REVIEW THE TENDER OFFER STATEMENT AND ALL RELATED DOCUMENTS FILED BY SENIOR CARE WITH THE
SECURITIES AND EXCHANGE COMMISSION. Copies of such filed documents may be obtained at the SEC website http://www.sec.gov.

ANY INVESTOR WHO DOES NOT FEEL FULLY COMPETENT TO MAKE AN INFORMED DECISION WITH REGARD TO THE TENDER OFFER IS FURTHER ADVISED TO SEEK APPROPRIATE LEGAL AND/OR FINANCIAL COUNSEL PRIOR TO MAKING ANY INVESTMENT DECISION.

REGISTRATION

Senior Care intends to file an S-4 Registration Statement to register both the common shares and warrants to be issued pursuant to this Tender Offer as the earliest possible date after the Tender Offer is published and mailed to the Tri-National shareholders. The Registration Statement may not become effective for a period of time after it has been filed. Stock and warrants in Senior Care will not be issued pursuant to this Tender Offer until the Registration Statement is effective.

ADDITIONAL INFORMATION

As of May 10, 2001, prior to the announcement of this Tender Offer, Tri-National Common stock had been trading on the Over the Counter Bulletin Board [OTC:BB:TNAV] at approximately $.10 per share on an average over the last several days. During this same period of time, Senior Care common stock had been trading on the Over the Counter Bulletin Board [OTC:BB:SENC] in the range of $2.75 to $4.50 during that same period of time. Senior Care believes the common stock of Tri-National is significantly undervalued and that the tender offer provides an avenue for the realization of that value to the benefit of both Senior Care and Tri-National.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 25, 2001

TRI-NATIONAL DEVELOPMENT CORP.
(Registrant)




By:  Michael A. Sunstein,
     President, Chief Executive
     Officer and Chairman of the Board